UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 27, 2006

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreements.

On September 27, 2006, Citrix Systems, Inc., a Delaware corporation (“Citrix”), entered into an amendment and restatement of its five-year $100 million credit facility (as so amended and restated, the “Credit Agreement”), among Citrix Systems International GmbH as co-borrower, the lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent, Collateral Agent and UK Security Trustee (together with the other lenders, the “Lenders”). Citrix’s obligations under the Credit Agreement are unconditionally guaranteed by several of its subsidiaries. The Credit Agreement amended and restated Citrix’s previously existing secured credit facility with the Lenders that was dated as of August 9, 2005 and was set to expire August 9, 2010. Subject to continued covenant compliance, the Credit Agreement provides for a revolving credit commitment of up to $100 million (of which up to $25 million may be used for issuances of standby or commercial letters of credit and up to $15 million may be used for the making of swing loans by JPMorgan Chase Bank, N.A.) and will expire on September 27, 2011. Citrix may from time to time increase the revolving credit commitment up to a maximum aggregate revolving credit commitment of $175 million. The borrowings under the credit facility bear interest and fees as set forth in the Credit Agreement.

Under the Credit Agreement, Citrix must comply with various financial and non-financial covenants. The financial covenants consist of a minimum interest coverage ratio and a maximum consolidated leverage ratio. The primary non-financial covenants limit Citrix’s ability to pay dividends, conduct certain mergers or acquisitions, make certain investments and loans, incur future indebtedness or liens, alter Citrix’s capital structure, or sell stock or assets. The Credit Agreement also includes customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness for borrowed money and bankruptcy-related defaults. The Lenders are entitled to accelerate repayment of the loans under the Credit Agreement upon the occurrence of any of the events of default.

The Lenders and/or their affiliates have provided and may continue to provide commercial banking, investment management and other services to Citrix, its affiliates and employees, for which they receive customary fees and commissions.

A copy of the Credit Agreement is filed as an exhibit to this report as Exhibit 10.1 and is incorporated herein by reference. The description above is a summary of the Credit Agreement, and is qualified in its entirety by the complete text of the Credit Agreement.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Credit Agreement dated as of September 27, 2006 among Citrix Systems, Inc., Citrix Systems International GmbH, JPMorgan Chase Bank N.A., and certain other financial institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

By:	/s/ David J. Henshall
Name:	David J. Henshall
Title:	Senior Vice President and Chief Financial Officer

Dated: September 27, 2006

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Credit Agreement dated as of September 27, 2006 among Citrix Systems, Inc., Citrix Systems International GmbH, JPMorgan Chase Bank N.A., and certain other financial institutions.